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                                                                 EXHIBIT 21


     LEUCADIA NATIONAL CORPORATION
     Subsidiaries as of December 31, 1993

                                                           State of
     Name                                              Incorporation
     ----                                              -------------
     Colonial Penn Heritage Insurance Company            California
     Baldwin Enterprises, Inc.                           Colorado
     330 Mad. Parent Corp.                               Delaware
     AIC Financial Corporation                           Delaware
     American Investment Company                         Delaware
     Bellpet, Inc.                                       Delaware
     Colonial Penn Group, Inc.                           Delaware
     Colonial Penn Holdings, Inc.                        Delaware
     Conwed Corporation                                  Delaware
     Leucadia Aviation, Inc.                             Delaware
     Leucadia Cellars, Ltd.                              Delaware
     LNC Investments, Inc.                               Delaware
     Neward Corporation                                  Delaware
     Rastin Investing Corp.                              Delaware
     RERCO, Inc.                                         Delaware
     College Life Development Corporation                Indiana
     Charter National Life Insurance Company             Missouri
     The Sperry and Hutchinson Company                   New Jersey
     Allcity Insurance Company                           New York
     Empire Insurance Company                            New York
     Intramerica Life Insurance Company                  New York
     Leucadia, Inc.                                      New York
     Leucadia Investors, Inc.                            New York
     Transportation Capital Corp.                        New York
     Colonial Penn Franklin Insurance Company            Pennsylvania
     Colonial Penn Insurance Company                     Pennsylvania
     Colonial Penn Life Insurance Company                Pennsylvania
     Phlcorp, Inc.                                       Pennsylvania
     American Investment Bank, N.A.                      United States
     American Investment Financial                       Utah
     Governor Financial Corporation                      Utah
     Governor Investments Holding Co., Inc.              Utah
     Governor Investments, Inc.                          Utah



























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                                                           State of
     Name                                              Incorporation
     ----                                              -------------

     Leucadia Film Corporation                           Utah
     Leucadia Financial Corporation                      Utah
     Leucadia Properties, Inc.                           Utah
     Solana Corporation                                  Utah
     Terracor II                                         Utah
     Colonial Penn Madison Insurance Company             Wisconsin
     WMAC Investment Corporation                         Wisconsin

     Subsidiaries not included on this list considered in the aggregate as a single subsidiary would not constitute a significant subsidiary as of December 31, 1993.